                                                          Registration No. 333-


                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                     MANUFACTURED HOME COMMUNITIES, INC.
           (Exact name of Registrant as specified in its charter)


             MARYLAND                                  36-3857664
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)


             TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS  60606
            (Address of Principal Executive Offices)    (Zip Code)

                     MANUFACTURED HOME COMMUNITIES, INC.
               1997 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                          (Full Title of the Plan)

                               ELLEN KELLEHER
                  EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                     MANUFACTURED HOME COMMUNITIES, INC.
                    TWO NORTH RIVERSIDE PLAZA, SUITE 800
                          CHICAGO, ILLINOIS  60606
                   (Name and Address of Agent for Service)

                               (312) 474-1122
        (Telephone Number, Including Area Code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                           Proposed Maximum     Proposed Maximum
Title of Securities to      Amount to be    Offering Price         Aggregate            Amount of
be Registered                Registered      Per Share (1)     Offering Price (1)    Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share               1,000,000          $22.0625          $22,062,500            $6,690
=====================================================================================================

(1) The offering price is estimated solely for the purpose of determining the registration fee and is based upon the average high and low prices reported for the Common Stock on the New York Stock Exchange, Inc. on June 2, 1997, pursuant to Rule 457(h)(1).

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

         (a)  Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

         (c) Current Report on Form 8-K dated March 14, 1997, filed on March 25, 1997 and Current Report on Form 8-K dated March 27, 1997, filed on April 3, 1997; and

         (d) The decription of the Common Stock contained in the Company's Registration Statement on Form 8-A/A filed on February 22, 1993.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to termination of the offering made pursuant to this Registration Statement shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Sheli Z. Rosenberg, a principal of Rosenberg & Liebentritt, P.C., is a director of the Registrant and owns 8,576 shares of Common Stock and an economic interest in 11,530 units of limited partnership interest. Officers and associates of Rosenberg & Liebentritt, P.C. beneficially own less than 1% of the outstanding shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Registrant contains such a provision which limits such liability to the maximum extent permitted by the MGCL.

         The Charter of the Registrant authorizes the Registrant to obligate itself to indemnify its present and former officers and directors and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Registrant obligate the Registrant to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law from time to time. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Registrant, as conditions to advancing expenses in such an event, to obtain (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the applicable Bylaws and (ii) a written agreement by him or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Bylaws of the Registrant and each of its corporate subsidiaries and the partnership agreements for each of its partnership subsidiaries also permit the Registrant to provide indemnification and advance of expenses to present or former directors or officers who served a predecessor of the Registrant in such capacity, and to any employee or agent of the Registrant or a predecessor of the Registrant. Finally, the MGCL requires a corporation (unless its charter provides otherwise, which the Registrant's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         The partnership agreements of MHC Operating Limited Partnership, MHC Management Limited Partnership, MHC-DAG Management Limited Partnership, MHC Financing Limited Partnership, MHC-Bay Indies Financing Limited Partnership and MHC-DeAnza Financing Limited Partnership (collectively "the Partnerships") also provide for indemnification of the Registrant and its officers and directors to the same extent indemnification is provided to officers and directors of the Registrant in its Charter, and limits the liability of the Registrant and its officers and directors to the Partnerships and their respective partners to the same extent the liability of the officers and directors of the Registrant to the Registrant and its stockholders is limited under the Registrant's Charter.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)   To include any prospectus required by section
                    10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

              Provided, however, that subparagraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such scurities offered at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities offered being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 3, 1997.

                      MANUFACTURED HOME COMMUNITIES, INC.

                      By:  /s/ David A. Helfand
                           ----------------------------------------------------
                           David A. Helfand, President, Chief Executive Officer and Director


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints David A. Helfand or Thomas P. Heneghan, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                       Title                                   Date
----                       -----                                   ----

/s/ Samuel Zell            Chairman of the Board of Directors      June 3, 1997
-------------------------
Samuel Zell

/s/ David A. Helfand       President, Chief Executive Officer      June 3, 1997
-------------------------  and Director
David A. Helfand

/s/ Thomas P. Heneghan     Executive Vice President and            June 3, 1997
-------------------------  Chief Financial Officer
Thomas P. Heneghan

/s/ Judy A. Pultorak       Principal Accounting Officer            June 3, 1997
-------------------------
Judy A. Pultorak

/s/ Sheli Z. Rosenberg     Director                                June 3, 1997
-------------------------
Sheli Z. Rosenberg

/s/ Timothy H. Callahan    Director                                June 3, 1997
-------------------------
Timothy H. Callahan

/s/ Gary L. Waterman       Director                                June 3, 1997
-------------------------
Gary L. Waterman

/s/ Donald S. Chisholm     Director                                June 3, 1997
-------------------------
Donald S. Chisholm

/s/ Michael A. Torres      Director                                June 3, 1997
-------------------------
Michael A. Torres

/s/ Thomas E. Dobrowski    Director                                June 3, 1997
-------------------------
Thomas E. Dobrowski

/s/ Louis H. Masotti       Director                                June 3, 1997
-------------------------
Louis H. Masotti

/s/ John F. Podjasek, Jr.  Director                                June 3, 1997
-------------------------
John F. Podjasek, Jr.

                                EXHIBIT INDEX



                                                                    Sequentially
Exhibit                              Exhibit                          Numbered
 Number                             Description                         Page
-------       ----------------------------------------------------  ------------
  4.1    *   Articles of Incorporation. (Exhibit 3.1 to the
             Registrant's Form S-11 Registration Statement No.
             33-55994, dated February 24, 1993.)
  4.2    *   Articles of Amendment and Restatement of Manufactured
             Home Communities, Inc. (Exhibit 3.2 to the
             Registrant's Form S-11 Registration Statement No.
             33-55994, dated February 24, 1993.)
  4.3    *   Bylaws of Manufactured Home Communities, Inc.
             (Exhibit 3.3 to the Registrant's S-11 Registration
             No. 33-55994, dated February 24, 1993.)
  4.3    *   Form of Manufactured Home Communities, Inc. 1997
             Non-Qualified Employee Stock Purchase Plan (Exhibit A
             to the Registrant's definitive Proxy Statement dated
             March 28, 1997 relating to the Annual Meeting of
             Stockholders held on May 13, 1997).
    5        Opinion of Rosenberg & Liebentritt, P.C. dated
             June 3, 1997
    23.1     Consent of Ernst & Young LLP dated May 30, 1997
    23.2     Consent of Coopers & Lybrand L.L.P. dated May 30, 1997
    23.3     Consent of Rosenberg & Liebentritt, P.C. (included in
             Exhibit 5)
    24       Power of Attorney (filed as part of the signature
             page to the Registration Statement)

---------------------
*  Exhibits are incorporated herein by reference from prior filings.